                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                        AMENDMENT NO. 2 TO CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 15, 2000

                        COMPASS KNOWLEDGE HOLDINGS, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           NEVADA                          0-29615            87-0471549
---------------------------------    ----------------    ----------------------
(STATE OR OTHER JURISDICTION         (COMMISSION FILE        (IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION)         NUMBER)        IDENTIFICATION NUMBER)

                           2710 REW CIRCLE, SUITE 100
                              OCOEE, FLORIDA 34761
           -----------------------------------------------------------
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                                 (407) 573-2000
           -----------------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 (407) 656-7585
           -----------------------------------------------------------
              (REGISTRANT'S FACSIMILE NUMBER, INCLUDING AREA CODE)

                            WWW.COMPASSKNOWLEDGE.COM
                         ------------------------------
                         (REGISTRANT'S WEBSITE ADDRESS)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On August 23, 2000 Compass Knowledge Holdings, Inc. (the "Company") filed a Form 8-K to report the acquisition of all of the outstanding capital stock of Jamita, Inc. ("Jamita") and Rutherford Learning Group, Inc. ("RLG"). Pursuant to Item 7 of the Form 8-K, we indicated that we would file certain financial information no later than October 13, 2000. On October 13, 2000 we filed an Amendment to Form 8-K to report that the financial information was still not available but that we would file the requisite financial information as soon as practical but in no event later than October 30, 2000, the date required by Item 7 of Form 8-K. This Amendment No. 2 is being filed to provide such financial information.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The following financial statements, pro forma financial information and exhibits are filed as a part of this report.

(a)      Financial Statements of Businesses Acquired

         Jamita, Inc.

         Included herein as Exhibit 2.10 to this Current Report of Form 8-K/A is the letter of consent from Barnes Dennig & Company, Ltd., independent accountants.

         Report of Independent Certified Public Accountants

         1999 and 1998 Financial Statements:
            o  Balance Sheets as of December 31, 1999 and 1998
            o Statements of Loss and Retained Earnings (Deficit) for the years ended December 31, 1999 and 1998
            o Statements of Cash Flows for the years ended December 31, 1999 and 1998

         Notes to Financial Statements

         Six Months Ended June 30, 2000 Financial Statements:
            o  Unaudited Balance Sheet as of June 30, 2000
            o Unaudited Statement of Loss and Accumulated Deficit for the six months ended June 30, 2000

         Rutherford Learning Group, Inc.

         Included herein as Exhibit 2.9 to this Current Report of Form 8-K/A is the letter of consent from Goodall Consulting, PA, independent accountants.

         Report of Independent Certified Public Accountants

         1999 and 1998 Financial Statements:

            o  Balance Sheets as of September 30, 1999 and 1998
            o Statements of Loss and Retained Earnings (Deficit) for the years ended September 30, 1999 and 1998
            o Statements of Cash Flows for the years ended September 30, 1999 and 1998
            o Statements of changes in Equity for the years ended September 30, 1999 and 1998

         Notes to Financial Statements

         Six Months Ended June 30, 2000 Financial Statements:
            o  Unaudited Balance Sheet as of June 30, 2000
            o Unaudited Statement of Profit & Loss for the six months ended June 30, 2000

(b) Pro forma financial information:
            o Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information
            o Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2000
            o Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2000
            o Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1999

         Notes to Unaudited Pro Forma Condensed Consolidated Financial
         Statements

(c) Exhibits

         Exhibit 2     Material Contracts

         Exhibit 2.1* Agreement and Plan of Stock Purchase entered into by and among COMPASS KNOWLEDGE HOLDINGS, INC., a Nevada corporation ("CKHI") and COMPASS ACQUISITION CORP., a Florida corporation (the "Acquisition Corp"), a wholly owned subsidiary of CKHI (CKHI and the Acquisition Corp shall sometimes be hereinafter collectively known as the "Buyer") and LARRY G. ROWEDDER, NANCY ROWEDDER, TAMMY ANDERSON, MIKE ROWEDDER, GINA ROWEDDER, JACQUELYN ROWEDDER, LARRY G. ROWEDDER AS CUSTODIAN FOR JESSICA ANDERSON UNDER THE OHIO TRANSFERS TO MINORS ACT and MICHAEL RUTHERFORD (collectively the "Stockholders") and JAMITA, INC., a Ohio corporation (hereinafter "Company" or "Jamita").

         Exhibit 2.2* Escrow Agreement entered into by and among Compass Knowledge Holdings, Inc., a Florida corporation (hereinafter referred to as "Buyer"), Jamita, Inc., an Ohio corporation ("Jamita"), the shareholders of Jamita listed on the signature page of this Escrow Agreement (hereinafter jointly and severally called the "Shareholder") and Firstar Bank, Cincinnati, Ohio (the "Escrow Agent").

         Exhibit 2.3* Registration Rights Agreement entered into by and among COMPASS KNOWLEDGE HOLDINGS, INC., a Nevada corporation (the "Company") and LARRY G. ROWEDDER, MICHAEL RUTHERFORD, NANCY ROWEDDER, TAMMY ANDERSON, MIKE ROWEDDER, GINA ROWEDDER, JACQUELYN ROWEDDER AND LARRY G. ROWEDDER AS CUSTODIAN FOR JESSICA ANDERSON UNDER THE OHIO TRANSFERS TO MINORS ACT (collectively the "Stockholders").

         Exhibit 2.4* Pledge Agreement entered into by and between Compass Knowledge Holdings, Inc., a Nevada corporation, (the

                        "Pledgor") and Firstar Bank, Firstar Bank, N.A. Corporate Trust Dept., 425 Walnut Street, Cincinnati, OH 45201, Trustee ("Pledgee") for the Shareholders listed on the signature page of this Agreement (collectively the "Shareholder").

         Exhibit 2.5* Employment Agreement by and between Jamita, Inc., a Ohio corporation (the "Company"), and Michael Rutherford ("Employee").

         Exhibit 2.6* Employment Agreement by and between Jamita, Inc., a Ohio corporation (the "Company") and Larry G. Rowedder ("Employee").

         Exhibit 2.7* Mutual General Releases of Larry G. Rowedder, Nancy Rowedder, Tammy Anderson, Mike Rowedder, Gina Rowedder, Jacquelyn Rowedder, and Larry G. Rowedder as Custodian for Jessica Anderson Under the Ohio Transfers to Minors Act (collectively, the "Rowedder Stockholders"), Michael Rutherford ("Rutherford," and collectively with the Rowedder Stockholders, the "Stockholders"), Jamita, Inc., an Ohio corporation ("Jamita") and Rutherford Learning Group, Inc., a North Carolina corporation ("RLG"), executed effective as of 11:59 p.m. on July 31, 2000.

         Exhibit 2.8* Conditional Termination Agreement by and among COMPASS KNOWLEDGE HOLDINGS, INC., a Nevada corporation ("CKHI") and COMPASS ACQUISITION CORP., a Florida corporation (the "Acquisition Corp"), a wholly owned subsidiary of CKHI (CKHI and the Acquisition Corp shall sometimes be hereinafter collectively known as the "Buyer") and LARRY
                        G. ROWEDDER, NANCY ROWEDDER, TAMMY ANDERSON, MIKE ROWEDDER, GINA ROWEDDER, JACQUELYN ROWEDDER, LARRY G. ROWEDDER AS CUSTODIAN FOR JESSICA ANDERSON UNDER THE OHIO TRANSFERS TO MINORS ACT and MICHAEL RUTHERFORD (collectively the "Stockholders") and JAMITA, INC., a Ohio corporation (hereinafter "Company" or "Jamita").

         Exhibit 2.9 Consent of Barnes Dennig & Company, Ltd., independent accountants.

         Exhibit 2.10 Consent of Goodall Consulting, PA, independent accountants.

              * These same exhibits were previously filed with the Current Report on Form 8-K as exhibits 10.8 through 10.18, respectively. This Amendment No. 2 to the Current Report corrects the exhibit numbering and incorporates the exhibits herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              COMPASS KNOWLEDGE HOLDINGS, INC.

Date:    OCTOBER 30, 2000                     BY: /s/ ROGERS W. KIRVEN, JR.
                                                 ------------------------------
                                                  Chief Executive Officer and
                                                  Director

Date:    OCTOBER 30, 2000                     BY: /s/ ANTHONY RUBEN
                                                 ------------------------------
                                                  Chief Financial Officer and
                                                  Treasurer

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Jamita, Inc.
Cincinnati, Ohio

         We have audited the accompanying balance sheets of Jamita, Inc. as of December 31, 1999 and 1998 and the related statements of loss and retained earnings (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jamita, Inc., as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

Barnes Dennig & Company, Ltd.
July 27, 2000

                                  JAMITA, INC.

                                 BALANCE SHEETS
                           December 31, 1999 and 1998

                     - ASSETS -                                   1999            1998
                                                               ---------       ---------
CURRENT ASSETS
     Cash and cash equivalents                                 $     814       $      --
     Accounts receivable                                           4,125          19,318
     Prepaid expenses                                             42,560              --
                                                               ---------       ---------
                     Total current assets                         47,499          19,318
                                                               ---------       ---------
Property and equipment                                            21,622           8,138
Less accumulated depreciation                                     (4,535)         (1,698)
                                                               ---------       ---------
                     Total property and equipment                 17,087           6,440
                                                               ---------       ---------
                     Total assets                              $  64,586       $  25,758
                                                               =========       =========

- LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT) -

CURRENT LIABILITIES
     Accounts payable                                          $  99,855       $  11,395
     Cash overdraft                                               61,578          10,291
     Unearned revenue                                             44,000              --
                                                               ---------       ---------
                     Total current liabilities                   205,433          21,686
                                                               ---------       ---------
Shareholders' deficit:
     Common stock; authorized 850 shares,
         issued and outstanding 200 shares                         8,000           8,000
     Accumulated deficit                                        (148,847)         (3,928)
                                                               ---------       ---------
                     Total shareholders' equity (deficit)       (140,847)          4,072
                                                               ---------       ---------
                     Total liabilities and shareholders'
                     equity (deficit)                          $  64,586       $  25,758
                                                               =========       =========



   The accompanying notes are an integral part of these financial statements

                                  JAMITA, INC.

               STATEMENTS OF LOSS AND RETAINED EARNINGS (DEFICIT)
                     Years Ended December 31, 1999 and 1998

                                                         1999            1998
                                                      ---------       ---------

REVENUES
     Conference                                       $  67,125       $  87,250
     Consulting                                          33,202          53,289
     Requisites of a Leader                             650,058              --
     Satellite dishes/receivers                          69,000              --
                                                      ---------       ---------
                     Total revenues                     819,385         140,539
                                                      ---------       ---------

OPERATING EXPENSES
     Conference                                          43,548          37,751
     Consulting                                          14,408          42,120
     Requisites of a Leader                             683,377              --
     Satellite dishes/receivers                         102,018              --
     Travel                                              76,026          46,856
     Other operating expenses                            44,927          26,810
                                                      ---------       ---------
                     Total operating expenses           964,304         153,537
                                                      ---------       ---------

                     Net loss                          (144,919)        (12,998)

Retained earnings (deficit) at beginning of year         (3,928)          9,070
                                                      ---------       ---------

Accumulated deficit at end of year                    $(148,847)      $  (3,928)
                                                      =========       =========

    The accompanying notes are an integral part of these financial statements

                                  JAMITA, INC.

                            STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 1999 and 1998

                                                                        1999            1998
                                                                     ---------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                        $(144,919)      $ (12,998)
     Adjustments to reconcile net loss to net cash
         provided by operating activities:
         Depreciation                                                    2,837           1,168
         (Increase) decrease in:
            Accounts receivable                                         15,193          14,356
            Prepaid expenses                                           (42,560)             --
         Increase (decrease) in:
            Accounts payable                                           139,747            (383)
            Unearned revenue                                            44,000              --
                                                                     ---------       ---------
                      Net cash provided by operating activities         14,298           2,143
                                                                     ---------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES
     Acquisition of office equipment                                   (13,484)         (4,956)
                                                                     ---------       ---------
                      Net cash used in investing activities            (13,484)         (4,956)
                                                                     ---------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from issuance of common stock                                 --           1,000
                                                                     ---------       ---------
                      Net cash provided by financing activities             --           1,000
                                                                     ---------       ---------

Net increase (decrease) in cash and cash equivalents                       814          (1,813)

Cash and cash equivalents at beginning of year                              --           1,813
                                                                     ---------       ---------

Cash and cash equivalents at end of year                             $     814       $      --
                                                                     =========       =========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid during the year for:
         Interest                                                    $     212       $     261
                                                                     =========       =========



   The accompanying notes are an integral part of these financial statements

                                  JAMITA, INC.

                          NOTES TO FINANCIAL STATEMENTS

1 -      Summary of Significant Accounting Policies

                  Jamita, Inc. ("the Company"), was incorporated under the laws of Ohio on November 6, 1996. It operates as a consulting firm in the field of school administration training for public and private school districts nationwide.

         Cash and Cash Equivalents

                  For purposes of the statement of cash flows, cash equivalents include savings accounts and all certificates of deposit with original maturities of three months or less. At times the amount on deposit may exceed federally insured limits. The Company has not experienced any losses in such an account and believes it is not exposed to any significant credit risk on cash and cash equivalents.

         Property and Equipment

                  Property and equipment are carried at cost. Depreciation is computed using straight-line methods over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized.

         Revenue Recognition

                  The Company sells a portion of its services utilizing contracts ranging in duration from nine months to one year. The customer's fee is billed in full at the beginning of the contract period. Customer fees are recognized as services are delivered over the duration of the contract. Unearned revenues consist of customer fees billed for services to be rendered in the following year.

                  The Company uses the services of two contractors in administering the contracts. Each contractor is paid a percentage of customer fees collected during the year. The contractors' fees are expensed as their services are provided over the duration of the contract. A portion of prepaid expenses consist of contractor fees paid or accrued for services to be provided in the following year.

         Federal Income Taxes

                  The Company's shareholders have elected to be taxed as an S Corporation. Under this election, the Company's net income is reportable by the shareholders. Accordingly, no provision or liability for federal income taxes is reflected in the accompanying statements.

                                  JAMITA, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)


1 -      Summary of Significant Accounting Policies (Continued)

         Use of Estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2 -      Property and Equipment

                  Property and equipment consist of:

                                           1999         1998
                                         -------      -------

                  Computer hardware      $18,287      $ 6,602
                  Computer software        1,799           --
                  Office equipment         1,536        1,536
                                         -------      -------

                             Totals      $21,622      $ 8,138
                                         =======      =======

                                  JAMITA, INC.

                         UNAUDITED FINANCIAL STATEMENTS

                         SIX MONTHS ENDED JUNE 30, 2000

                                  JAMITA, INC.

                             UNAUDITED BALANCE SHEET
                                  June 30, 2000

                           - ASSETS -

Current assets:
     Cash                                                             $  34,105
     Accounts receivable                                                 53,103
     Prepaid expenses                                                   112,094
                                                                      ---------
                     Total current assets                               199,302
                                                                      ---------
Office equipment                                                         21,622
Less accumulated depreciation                                            (6,774)
                                                                      ---------
                     Total property and equipment                        14,848
                                                                      ---------
                     Total assets                                     $ 214,150
                                                                      =========

            - LIABILITIES AND SHAREHOLDERS' DEFICIT -

Current liabilities:
     Accounts payable                                                 $ 128,396
     Unearned revenue                                                   256,200
                                                                      ---------
                     Total current liabilities                          384,596
                                                                      ---------

Shareholders' deficit:
     Common stock; authorized 850 shares,
         issued and outstanding 200 shares                                8,000
     Accumulated deficit                                               (178,446)
                                                                      ---------
                     Total shareholders' deficit                       (170,446)
                                                                      ---------
                     Total liabilities and shareholders' deficit      $ 214,150
                                                                      =========

                                  JAMITA, INC.

               UNAUDITED STATEMENT OF LOSS AND ACCUMULATED DEFICIT
                         Six Months Ended June 30, 2000

REVENUES

     Conference                                    $  47,325
     Consulting                                       22,590
     Requisites of a Leader                          363,425
     Satellite dishes/receivers                       31,000
                                                   ---------
                     Total revenues                  464,340
                                                   ---------

OPERATING EXPENSES

     Conference                                       27,632
     Consulting                                       43,500
     Requisites of a Leader                          329,432
     Satellite dishes/receivers                        9,667
     Travel                                           59,589
     Other operating expenses                         24,118
                                                   ---------
                     Total operating expenses        493,938
                                                   ---------

                     Net loss                        (29,598)

Accumulated deficit at beginning of period          (148,848)
                                                   ---------

Accumulated deficit at end of period               $(178,446)
                                                   =========

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Rutherford Learning Group, Inc.
Matthews, NC

         We have audited the accompanying balance sheet of Rutherford Learning Group, Inc. as of September 30, 1999 and 1998, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rutherford Learning Group, Inc. as of September 30, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Goodall Consulting, PA
October 19, 2000

                         RUTHERFORD LEARNING GROUP, INC.

                                 BALANCE SHEETS
                            September 30, 1999 & 1998

                                                          1999          1998
                                                       --------       --------
ASSETS

      Current Assets
            BB&T Checking                              $ 15,474       $     --
            BB&T Savings                                     20             --
            Accounts Receivable                           1,077          3,885
            Income Tax Refund Receivable                  3,878             --
            Prepaid Lease Payments                          736             --
                                                       --------       --------
      Total Current Assets                               21,185          3,885

      Fixed Assets
            Computers                                     3,343          1,000
            Furniture & Fixtures                          4,710          1,410
            Office Equipment                              1,321          1,018
            Office Structure                             19,739         19,739
            Accumulated Depreciation                     (2,531)        (1,053)
                                                       --------       --------
      Total Fixed Assets                                 26,582         22,114

      Other Assets
            Loan to Stockholders                         50,591          3,508
                                                       --------       --------
      Total Other Assets                                 50,591          3,508

TOTAL ASSETS                                           $ 98,358       $ 29,507
                                                       ========       ========



   The accompanying notes are an integral part of these financial statements.

                         RUTHERFORD LEARNING GROUP, INC.

                                 BALANCE SHEETS
                            September 30, 1999 & 1998

LIABILITIES & EQUITY                                1999            1998
                                                 ---------       ---------

 Liabilities
           Current Liabilities

            Accounts Payable                     $   2,010       $   1,603
            American Express Corporate Card          1,885           2,987
            Income Taxes Payable                        --           3,381
            Payroll Liabilities                     11,998              --
            Retirement Plan Payable                 20,000           9,123
                                                 ---------       ---------
           Total Current Liabilities                35,893          17,094

 Total Liabilities                                  35,893          17,094
                                                 ---------       ---------

 Stockholder's Equity

           Capital Stock                               100             100
           Paid In Capital                             900             900

           Retained Earnings, beginning             11,413              --
           Net Income                              260,376          98,367
           Distributions                          (210,324)        (86,954)
                                                 ---------       ---------
           Retained Earnings, ending                61,465          11,413
                                                 ---------       ---------

 Total Equity                                       62,465          12,413
                                                 ---------       ---------

TOTAL LIABILITIES & EQUITY                       $  98,358       $  29,507
                                                 =========       =========

   The accompanying notes are an integral part of these financial statements.

                         RUTHERFORD LEARNING GROUP, INC.

                              STATEMENTS OF INCOME
                     Years Ended September 30, 1999 and 1998

                                                        1999           1998
                                                      --------      --------
Ordinary Income/Expense
            Income
            Consulting Income                         $412,384      $110,816
            Expense Reimbursement                       27,375        26,943
                                                      --------      --------
            Total Income                               439,759       137,759

            Expense
            Advertising                                  2,495            --

            Automobile Expense:
            Car Lease                                      805            --
            Automobile Expense - Other                   8,676         5,291
                                                      --------      --------
              Total Automotive Expense                   9,481         5,291
            Bank Service Charges                            62             5
            Credit Cards                                    --           110
            Continuing Education                            --           925
            Distributor's Fees                              80            45
            Depreciation Expense                         1,478         1,053
            Job Supplies                                 6,016           246
            Office Expenses                                515           931
            Office Supplies                                461           264
            Officer Wages                               80,000            --
            Payroll Tax Expense                          5,968            --
            Postage & Delivery                              --            16
            Accounting Fees                              1,560            --
            Retirement Plan Administration Fee           1,035         1,510
            Retirement Plan Contribution                20,000         9,123


   The accompanying notes are an integral part of these financial statements.

                         RUTHERFORD LEARNING GROUP, INC.

                              STATEMENTS OF INCOME
                Years Ended September 30, 1999 and 1998 (cont'd)

            Taxes
            Local                                           99              --
            Property                                       161              --
            State                                          108              --
                                                     ---------       ---------

            Total Taxes                                    368              --
            Telephone                                      963             355
            Travel & Entertainment

                 Entertainment                             310             394
                 Meals                                   1,503           1,529
                 Travel                                 40,529          12,898
                                                     ---------       ---------
            Total Travel & Entertainment                42,342          14,821
            Utilities                                       --             125
     Total Expense                                     172,824          34,820

Net Ordinary Income                                    266,935         102,939

Other Income/Expense
       Other Income

                 Interest Income                            29              --
                                                     ---------       ---------
       Total Other Income                                   29              --

       Other Expense

                 Org. Expenses                             243           1,215
                 Provision for Income Taxes              6,345           3,357
                                                     ---------       ---------
       Total Other Expense                               6,588           4,572
                                                     ---------       ---------

Net Other Income                                        (6,559)         (4,572)
                                                     ---------       ---------
      Net Income                                     $ 260,376       $  98,367
                                                     =========       =========

   The accompanying notes are an integral part of these financial statements.

                         RUTHERFORD LEARNING GROUP, INC.

                            STATEMENT OF CASH FLOWS
                 for the years ended September 30, 1999 & 1998




                                                              SEPTEMBER 30, 1999   SEPTEMBER 30, 1998
                                                              ------------------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
          Net Income                                              $ 260,376             $ 98,367
  ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED
  BY OPERATING ACTIVITIES:
  Depreciation and Amortization                                   $   1,721             $  1,074
  Change in current assets and liabilities:
  Decrease (increase) in accounts receivable                          2,808               (3,885)
  Increase in prepaid expenses                                         (737)                  --
  Increase in accounts payable                                          165                1,626
  (Decrease) increase in credit card payable                         (1,102)               2,987
  (Decrease) increase in income taxes payable                        (7,259)               3,381
  Increase in retirement plan payable                                10,877                9,123
  Increase in organization costs                                         --                  (44)
  Increase in payroll tax liabilities                                11,998                   --
                                                                  ---------             --------
          TOTAL ADJUSTMENTS                                       $  18,471             $ 14,262
                                                                  ---------             --------
          NET CASH PROVIDED BY OPERATING ACTIVITIES               $ 278,847             $112,629

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital Expenditures                                               (5,946)             (23,167)
  Loans to Stockholders                                             (47,083)              (3,508)
                                                                  ---------             --------
          NET CASH USED IN INVESTING ACTIVITIES                     (53,029)             (26,675)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock                                 --                1,000
  Authorized Distributions to Shareholder                          (210,324)             (86,954)
                                                                  ---------             --------
          NET CASH USED IN FINANCING ACTIVITIES                    (210,324)             (85,954)
                                                                  ---------             --------
NET INCREASE IN CASH AND CASH EQUIVALENTS                            15,494                   --
  Cash and cash equivalents at beginning of year                         --                   --
                                                                  ---------             --------
  Cash and cash equivalents at end of year                        $  15,494             $     --
                                                                  =========             ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID DURING THE YEAR FOR:
  Interest                                                        $      --             $     --
  Income Taxes                                                           --                   --
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
The Company did not have any noncash investing or financing
  activities.

                        RUTHERFORD LEARNING GROUP, INC.

     STATEMENT OF CHANGES IN PROPRIETOR'S CAPITAL AND STOCKHOLDER'S EQUITY
                     Years Ended September 30, 1999 & 1998



                                                 PROPRIETOR'S   COMMON     ADDITIONAL      RETAINED
                                                   CAPITAL      STOCK    PAID-IN-CAPITAL   EARNINGS      TOTAL
                                                 ------------   ------   ---------------   ---------   ---------
Balance at Beginning of Year (10/1/97)             $     --      $ --         $ --         $      --   $      --
Net income                                         $ 86,954                                   11,413   $  98,367
Capital Withdrawn                                  $(86,954)                                           $ (86,954)
Stock Issuance (9/2/98)                                          $100         $900                     $   1,000
Balance at End of Year (9/30/98)                   $     --      $100         $900         $  11,413   $  12,413
                                                   ========      ====         ====         =========   =========
Net Income                                                                                 $ 260,376   $ 260,376
Distributions                                                                              $(210,324)  $(210,324)
Balance at End of Year (9/30/99)                   $     --      $100         $900         $  61,465   $  62,465
                                                   ========      ====         ====         =========   =========


The accompanying notes are an integral part of these financial statements.

                         RUTHERFORD LEARNING GROUP, INC
                          NOTES TO FINANCIAL STATEMENTS

Note 1 - Summary of Significant Accounting Policies

         Nature of Operations

         The company began operations in 1997 as a sole proprietorship and was incorporated on September 2, 1998. The shareholders elected to become a Small Business Corporation (Subchapter S Corporation) under the Internal Revenue Code on December 1, 1998.

         The company's principal business activity is presenting training and management seminars to teachers and other professionals. The company's offices are in Charlotte, North Carolina.

         Property and Equipment

         The Company's fixed assets are recorded at cost and depreciated using the straight line method. The current depreciation is calculated using the following expected useful lives:

                                    Computer                   5 Years
                                    Furniture & Fixtures       7 Years
                                    Office Equipment           7 Years
                                    Building Structure        39 Years

         The Company has an established policy of expensing small equipment purchases when the useful life does not exceed one year.

         Income Taxes

         Income taxes are provided for the tax effects of transactions reported in the financial statements while the entity was a C Corporation (from October 1, 1998 to November 30, 1998). No deferred taxes were recognized because there were no timing differences between financial and income tax reporting.

         As of December 1, 1998, the Company, with the consent of its shareholders, elected under the Internal Revenue Code to be a Subchapter S Corporation. In lieu of corporation income taxes, the shareholders of an S-Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements after December 1, 1998. Deferred income taxes are not provided since the Company is not taxed on its income.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

         Accounts Receivable

         No allowance for doubtful accounts is recorded on the Company's books. Uncollectible accounts are written off when management deems such amounts as unrecoverable.

Note 2 - Related Party Transactions

         The Company has a note receivable of $50,591in 1999 and $3,508 in 1998 from the only shareholder of the corporation, Michael Rutherford. The loan is unsecured and charges zero interest.

Note 3 - Rentals Under Operating Leases

         The Company leases a car from BMW Financial Services. The lease is for 36 months and began on September 30, 1999. The Company has the option to purchase the vehicle at the end of the lease period for the residual value. The lease did not meet the requirements for a capital lease; therefore, it is classified as an operating lease.

         The following is a schedule of future minimum rental payments required under the above operating lease as of September 30, 1999.

                           YEAR ENDING
                             30-SEP                           AMOUNT
                           -----------                        ------

                              2000                             $8,841
                              2001                             $8,841
                              2002                             $8,104
                                                              -------
                              Total                           $25,786
                                                              =======

Note 4 - Defined Contribution Plan

         The Company maintains a defined contribution pension plan. The company may contribute between ten and twenty five percent of an employee's annual wages to the plan.

         During 1999 and 1998 the Company had only one employee, Michael Rutherford. The accrued contributions during the calendar years were $27,500 and $9,123, respectively.

         The plan was originally established in January 1998 as a Money Purchase Plan-Keogh and the 1998 contribution was based on Michael Rutherford's net self employment income. In 1999, Rutherford Learning Group, Inc. absorbed the plan and the contribution was based on Michael Rutherford's wages for the year.

         The following costs are the costs associated with the pension plan.

                           Set Up                    $800
                           1998                      $710
                           1999                      $1,035

         There have been no payments made to beneficiaries since the inception of the plan.

Note 5 - Retained Earnings Reconciliation

                  ACCUMULATED ADJUSTMENTS ACCOUNT

                  Beginning Balance, October 1, 1998                  --

                  S-Corporation 1999 Net Income                  236,791
                  Non-Deductible Expense (Meals & Lodging)           (57)
                  Distributions                                 (210,324)
                                                               ---------

                  Ending Balance, September 30, 1999              26,410

                  ACCUMULATED EARNINGS & PROFIT

                  Beginning Balance, October 1, 1998              12,584

                  C-Corporation 1999 Net Income                   23,642

                  Ending Balance, September 30, 1999              36,226
                                                               ---------

         TOTAL RETAINED EARNINGS AS OF SEPTEMBER 30, 1999      $  62,636
                                                               =========

Note 6 - Subsequent Events

         The Company's sole shareholder and employee sold one hundred percent of its issued stock to Compass Knowledge Holdings, Inc. on August 1, 2000 and assigned the assets and liabilities of the Company, in their entirety, to a newly formed corporation, Rutherford Interactive Design, Inc. immediately prior to the sale. Mike Rutherford then entered into an employment agreement and a non-competition agreement with the Company. Mike Rutherford is the sole shareholder of Rutherford Interactive Design, Inc.

                        RUTHERFORD LEARNING GROUP, INC.

                            UNAUDITED BALANCE SHEET
                                 June 30, 2000

                                             JUN 30, '00
                                    ------------------------
ASSETS

     Current Assets
         Checking/Savings

              BB&T Checking                       10,204
                                                --------
         Total Checking/Savings                   10,203
         Accounts Receivable

              Accounts Receivable                  9,788
                                                --------
         Total Accounts Receivable                 9,788
         Other Current Assets
              Due from Mike Carter                 2,775
              Income Tax Refund Receivable         3,878
              Loan to Stockholders                23,221
              Prepaid Lease Payments                 737
                                                --------
         Total Other Current Assets               30,611
                                                --------
     Total Current Assets                         50,603
     Fixed Assets

         Accumulated Depreciation                 (3,946)
         Computers                                 3,343
         Furniture and Fixtures                    5,525
         Office Equipment                          1,321
         Office Structure                         19,739
                                                --------
     Total Fixed Assets                           25,982

     Other Assets
         Form 8752 Required Payment               23,421
                                                --------
     Total Other Assets                           23,421
                                                --------
TOTAL ASSETS                                     100,006
                                                ========

                        RUTHERFORD LEARNING GROUP, INC.
                            UNAUDITED BALANCE SHEET

                             June 30, 2000 (Cont'd)

LIABILITIES & EQUITY

     Liabilities
         Current Liabilities

              Accounts Payable

                  Accounts Payable                    2,897
                                                   --------
              Total Accounts Payable                  2,897

              Credit Cards

                  Amex Corp Card                      4,347
                                                   --------
              Total Credit Cards                      4,347
              Other Current Liabilities

                  Amex Line of Credit                15,096
                  Payroll Liabilities                10,710
                                                   --------
              Total Other Current Liabilities        25,806
                                                   --------
         Total Current Liabilities                   33,050
                                                   --------
     Total Liabilities                               33,050
     Equity

         Capital Stock                                  100
         Distributions                             (172,293)
         Paid-In-Capital                                900
         Retained Earnings                           56,669
         Net Income                                 181,580
                                                   --------
     Total Equity                                    66,956
                                                   --------
TOTAL LIABILITIES & EQUITY                          100,006
                                                   ========

                        RUTHERFORD LEARNING GROUP, INC.

                           UNAUDITED INCOME STATEMENT
                     For the Six Months ended June 30, 2000

                                               JAN - JUN '00
                                             ------------------
Ordinary Income/Expense
    Income
        Consulting Income                         265,250
        Expense Reimbursement                      16,021
                                                  -------
    Total Income                                  281,271
    Expense
        Automobile Expense
           Car Lease                                4,421
           Automobile Expense - Other               3,595
                                                  -------
        Total Automobile Expense                    8,016
        Bank Service Charges                           30
        Contributions                                 300
        Depreciation Expense                          943

        Insurance
           Health                                   1,240
           Liability Insurance                        518
           Vehicle                                    601
                                                  -------
        Total Insurance                             2,359

        Interest Expense
           Finance Charge                             293
           Interest Expense - Other                   146
                                                  -------
        Total Interest Expense                        439
        Job Supplies                                  836
        Licenses and Permits                          125
        Office Expenses                             1,171
        Office Supplies                               583
        Officer Wages                              60,000
        Payroll Tax Expense
           Interest on Balance                        259
           Penalties                                  733
           Payroll Tax Expense - Other              4,813
                                                  -------
        Total Payroll Tax Expense                   5,805

                        RUTHERFORD LEARNING GROUP, INC.

                           UNAUDITED INCOME STATEMENT
                For the Six Months ended June 30, 2000 (cont'd)

Professional Fees
Accounting                                                 3,515
                                                         -------
Total Professional Fees                                    3,515
Taxes

Property                                                     120
                                                         -------
Total Taxes                                                  120

Telephone                                                  1,267
Travel & Ent
Meals                                                        527
Travel                                                    13,655
                                                         -------
Total Travel & Ent                                        14,182
                                                         -------
Total Expense                                             99,691
                                                         -------
Net Ordinary Income                                      181,580
Other Income/Expense

Other Income

Interest Income                                                0
                                                         -------
Total Other Income                                             0
Other Expense

Other Expenses                                                 0
                                                         -------
Total Other Expense                                            0
                                                         -------
Net Other Income                                               0
                                                         -------
Net Income                                               181,580
                                                         =======

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

                  The following unaudited pro forma financial information has been prepared giving effect to the acquisition of Jamita, Inc. and Rutherford Learning Group, Inc. as if the transactions had occurred on June 30, 2000 for the unaudited pro forma condensed consolidated balance sheet. For the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2000 and for the year ended December 31, 1999, the information has been prepared as if the transactions had occurred at the beginning of the period presented.

                  The unaudited pro forma information is based on historical financial statements of Compass Knowledge Holdings, Inc., Jamita, Inc. and Rutherford Learning Group, Inc. after giving effect to the transactions using the purchase method of accounting and the adjustments in the accompanying notes to the unaudited pro forma financial statements.

                  These unaudited pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The unaudited pro forma financial statements should be read in conjunction with the consolidated financial statements and notes thereto, together with Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Form 10-SB/A filed with the Securities and Exchange Commission on May 12, 2000 and the audited financial statements and notes thereto, of Jamita, Inc. and Rutherford Learning Group, Inc.

                COMPASS KNOWLEDGE HOLDINGS, INC. AND SUBSIDIARIES

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               As of June 30, 2000



                                                                  HISTORICAL
                                                -----------------------------------------
                                                 COMPASS                                           PRO FORMA            PRO FORMA
                                                KNOWLEDGE     JAMITA, INC.      RUTHERFORD        ADJUSTMENTS         CONSOLIDATED
                                                ---------     ------------      ----------        -----------         ------------

          ASSETS

CURRENT ASSETS
          Cash and cash equivalents           $ 4,060,873         $ 34,105        $ 10,204       $ (1,925,000) (a)     $ 2,180,182
          Accounts receivable                       9,264           53,103           9,788                                  72,155

          Due from related parties                115,830               --          23,221                                 139,051
          Other assets                            170,054          112,094           7,390                                 289,538
                                               ----------        ---------       ---------           --------          -----------
               Total current assets             4,356,021          199,302          50,603         (1,925,000)           2,680,926

Property and Equipment, net                       169,269           14,848          25,982            (45,195) (c)         174,491
                                                                                                        9,587  (c)
Goodwill, net                                     945,051               --              --          2,100,866  (a)       3,045,917

Other Assets                                      846,601               --          23,421                 --              870,022
                                               ----------        ---------       ---------           --------          -----------
               Total Assets                   $ 6,316,942        $ 214,150       $ 100,006           $140,258          $ 6,771,356
                                               ==========        =========       =========           ========          ===========


    LIABILITIES AND STOCKHOLDERS EQUITY

LIABILITIES
     Accounts payable and accrued expenses      $ 274,436        $ 128,396        $ 33,050         $ (162,216) (b)       $ 273,666
     Deferred revenue                             267,257          256,200              --                                 523,457
     Amounts due to related parties                   500               --              --            155,964  (a)         156,464
                                               ----------        ---------       ---------           --------          -----------
               Total Liabilities                  542,193          384,596          33,050             (6,252)             956,587
                                                                                                     (103,490) (i)
Stockholders' Equity                            5,774,749         (170,446)         66,956            250,000  (j)       5,817,769
                                               ----------        ---------       ---------           --------          -----------
          Total Liabilities and Stockholders'
               Equity                          $6,316,942        $ 214,150       $ 100,006           $140,258          $ 6,771,356
                                               ==========        =========       =========           ========          ===========


                  See accompanying notes to unaudited pro forma condensed consolidated financial statements

               COMPASS KNOWLEDGE HOLDINGS, INC. AND SUBSIDIARIES

      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                     For the Six Months Ended June 30, 2000

                                                                      HISTORICAL
                                                    -----------------------------------------
                                                     COMPASS                                         PRO FORMA          PRO FORMA
                                                    KNOWLEDGE     JAMITA, INC.      RUTHERFORD      ADJUSTMENTS       CONSOLIDATED
                                                    ---------     ------------      ----------      -----------       ------------
REVENUE
      Revenue from operations                    $  1,426,527       $  464,340       $ 281,271      $        --        $ 2,172,138

EXPENSES
      Cost of services                                310,371          469,820          82,198          (75,000)(e)        787,389
      Selling and promotional                         211,309               --              --               --            211,309
      General and administrative                    1,083,016           24,118          17,493              870 (c)      1,304,474
                                                                                                         75,000 (e)
                                                                                                        105,042 (f)
                                                                                                         (1,065)(g)
      Interest expense                                    155               --              --                -                155
                                                 ------------       ----------       ---------      -----------        -----------
      Total expenses                                1,604,851          493,938          99,691          104,847          2,303,327

 Non-operating income                                 151,603               --              --          (57,750)(d)         93,853
                                                 ------------       ----------       ---------      -----------        -----------
 Net income (Loss) before minority interest           (26,721)         (29,598)        181,580         (162,597)           (37,336)

 Minority Interest                                         --               --              --               -- (h)             --
                                                 ------------       ----------       ---------      -----------        -----------

 Less: Preferred stock dividends                       74,822               --              --               --             74,822
                                                 ------------       ----------       ---------      -----------        -----------
 Net income (Loss) available to common
 shareholders                                       $(101,543)      $  (29,598)      $ 181,580      $  (162,597)         $(112,158)
                                                 ============       ==========       =========      ===========        ===========
Pro forma earnings per share:
      Basic                                          $ (0.007)      $       --       $      --      $        --           $ (0.008)
                                                 ============       ==========       =========      ===========        ===========
      Diluted                                        $ (0.006)      $       --       $      --      $        --           $ (0.007)
                                                 ============       ==========       =========      ===========        ===========
Pro forma weighted average shares outstanding:
      Basic                                        14,750,000               --              --          125,000(j)      14,875,000
                                                 ============       ==========       =========      ===========        ===========
      Diluted                                      15,676,000               --              --          125,000         15,801,000
                                                 ============       ==========       =========      ===========        ===========


            See accompanying notes to unaudited pro forma condensed
                       consolidated financial statements.

               COMPASS KNOWLEDGE HOLDINGS, INC. AND SUBSIDIARIES

      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
          For the year ended December 31, 1999, except for Rutherford which is for the year ended September 30, 1999

                                                                         HISTORICAL
                                                        --------------------------------------
                                                         COMPASS                                     PRO FORMA          PRO FORMA
                                                        KNOWLEDGE     JAMITA, INC.   RUTHERFORD     ADJUSTMENTS       CONSOLIDATED
                                                        ---------     ------------   ----------     -----------       ------------
REVENUE
      Revenue from operations                         $ 2,659,306      $ 819,385      $439,759    $        --        $ 3,918,450

EXPENSES
      Cost of services                                    616,101        919,377       131,823       (150,000)(e)      1,517,301
      Selling and promotional                             431,431          6,712             -             --            438,143
      General and administrative                        1,272,886         38,821        41,001          1,740 (c)      1,712,811
                                                                                                      210,084 (f)
                                                                                                       (1,721)(g)
                                                                                                      150,000 (e)
      Interest expense                                     14,803             --            --             --             14,803
                                                      -----------      ---------      --------    -----------        -----------
      Total expenses                                    2,335,221        964,910       172,824        210,103          3,683,058
 Non-operating income                                      20,461            606        (6,559)      (115,500)(d)       (100,992)
                                                      -----------      ---------      --------    -----------        -----------
 Income before minority interest in net
 income of subsidiary                                     344,546       (144,919)      260,376       (325,603)           134,400
 Minority interest in net income of subsidiary            189,114             --            --             -- (h)        189,114
                                                      -----------      ---------      --------    -----------        -----------
 Net Income (Loss)                                        155,432       (144,919)      260,376       (325,603)           (54,214)
 Less: Preferred stock dividends                           17,500             --                           --             17,500
                                                      -----------      ---------      --------    -----------        -----------
 Net income available to common
 shareholders                                         $   137,932      $(144,919)     $260,376    $  (325,603)       $   (72,214)
                                                      ===========      =========      ========    ===========        ===========
Pro forma earnings per share:
      Basic                                           $     0.011      $      --      $     --    $        --        $    (0.006)
                                                      ===========      =========      ========    ===========        ===========
      Diluted                                         $     0.011      $      --      $     --    $        --        $    (0.005)
                                                      ===========      =========      ========    ===========        ===========

Pro forma weighted average shares outstanding
      Basic                                            12,544,520             --            --        125,000(j)      12,669,520
                                                      ===========      =========      ========    ===========        ===========
      Diluted                                          13,079,779             --            --        125,000         13,204,779
                                                      ===========      =========      ========    ===========        ===========



            See accompanying notes to unaudited pro forma condensed
                       consolidated financial statements.

                COMPASS KNOWLEDGE HOLDINGS, INC. AND SUBSIDIARIES

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Historical Financial Statements

         Year End Financial Statements: The condensed statement of operations for the year ended December 31, 1999 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

         Interim Financial Statements: The condensed consolidated balance sheet at June 30, 2000 and the condensed consolidated statement of operations for the six months then ended are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim period. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto, together with Management's Discussion and Analysis of Financial Condition and Results of Operations, contained in the Company's Form 10-SB/A filed with the Securities and Exchange Commission on May 12, 2000. The results of operations for the six months ended June 30, 2000 are not necessarily indicative of future financial results.

Note 2 - Acquisition of Jamita, Inc. and Rutherford Learning Group, Inc.

         On August 15, 2000, we completed the acquisition of the outstanding capital stock of Jamita, Inc. (Jamita), a distance learning leadership development services firm headquartered in Cincinnati, Ohio and Rutherford Learning Group, Inc. (RLG), a consulting services firm headquartered in Matthews, North Carolina. The acquisition, recorded under the purchase method of accounting, included the purchase of all the outstanding shares of common stock of RLG and 90% of the outstanding common stock of Jamita for $2,175,000 (before contingent consideration) plus acquisition costs of $155,964, consisting of legal and accounting fees, and the assumption of liabilities of $138,201, net of $281,035 in assets, resulting in intangible assets acquired of $2,469,165. The purchase price has been allocated to assets acquired that will be depreciated over three to five years and liabilities assumed based on estimated fair market values at the date of acquisition. Goodwill related to Jamita and RLG in the amount of $2,469,l65 is being amortized over ten years on a straight-line basis. The contingent consideration consists of 562,500 shares of CKHI common stock valued at $2.00 per share (which is approximately the average closing price of the stock for the 20-day period ended August 14, 2000) was placed into an escrow account for distribution to the Jamita shareholders subject to Jamita having net collections of approximately $1 million in the first fiscal year following the closing. We may also make additional payments if certain net collection goals are achieved in each of the first two fiscal years following the closing.

Note 3 - Basis of Presentation

         The unaudited pro forma condensed consolidated balance sheet as of June 30, 2000 has been prepared assuming the acquisitions occurred on June 30, 2000. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1999 and for the six months ended June 30, 2000 have been prepared giving effect to the acquisition of Jamita and RLG as if it had occurred at the beginning of the period presented. Due to the pro forma losses reported for both periods, no tax benefit has been taken.

         The unaudited pro forma information is presented for illustrative purposes only and does not purport

                COMPASS KNOWLEDGE HOLDINGS, INC. AND SUBSIDIARIES

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

to present what the Company's results would be if the transaction occurred at the dates indicated, nor does such information purport to project the results of operations or financial position for any future period or as any future date.

Note 4 - Unaudited Pro Forma Condensed Consolidated Financial Adjustments as of and for the six months ended June 30, 2000

(a) To give effect to the reduction in cash of $1,925,000 for the purchase of the outstanding shares of common stock of Jamita, Inc. and Rutherford Learning Group, recording the goodwill associated with the acquisition ($2,100,866), which includes the acquisition costs ($155,964).

(b) To adjust the balance sheet for accounts payable and accrued expenses not assumed by the buyer ($162,216).

(c) Property and equipment ($45,195) with the associated accumulated depreciation ($9,587) retained by Jamita, Inc. and Rutherford Learning Group, and the appropriate depreciation expense related to the assets acquired ($870).

(d) Represents the pro forma effect of the reduction in interest income of $57,750 on the cash purchase price of $1,925,000 at an interest rate of 6.00%, which approximates the buyer's rate of invested funds.

(e) Pro forma adjustment of additional compensation expense of $75,000 for a new employment agreement with management as a direct result of the acquisition of Jamita, Inc., and corresponding reduction of commission expense from historical Jamita and RLG cost of sales.

(f) Amortization of goodwill associated with the purchase of Jamita, Inc. and Rutherford Learning Group, Inc. for six months ended June 30, 2000.

(g) To adjust for the depreciation and amortization of assets not acquired ($1,065).

(h) In connection with the above referenced acquisition, a minority interest in Jamita was issued to Michael Rutherford. None of the historical losses of Jamita have been allocated to the minority interest for purposes of the pro forma presentation. See Note 2.

(i) This adjustment represents the elimination of equity from Jamita and Rutherford.

(j) This adjustment represents the issuance of 125,000 shares of Compass Knowledge Holdings stock in connection with the acquisition of Rutherford with a market value of $2.00 per share on the date of the transaction.


Note 5 - Unaudited Pro Forma Condensed Consolidated Financial Adjustments for the year ended December 31, 1999

(c) The depreciation expense for the property and equipment acquired from Jamita ($1,740).

(d) Represents the pro forma effect of the reduction in interest income of $115,500 on the cash purchase price of $1,925,000 at an interest rate of 6.00%, which approximates the buyer's rate of invested funds.

(e) Pro forma adjustment of additional compensation expense of $150,000 for a new employment agreement with management as a direct result of the acquisition of Jamita, Inc., and corresponding reduction of commission expense from historical Jamita and RLG cost of sales.

(f) Amortization of goodwill associated with the purchase of Jamita, Inc. and Rutherford Learning Group, Inc. for twelve months ended December 31, 1999.

(g)      To adjust the depreciation and amortization of assets not acquired
         ($1,721).

(h) In connection with the above referenced acquisition, a minority interest in Jamita was issued to Michael Rutherford. None of the historical losses of Jamita have been allocated to the minority interest for purposes of the pro forma presentation. See Note 2.




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